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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                       Date Of Report: October 23, 1995


                          ALL-COMM MEDIA CORPORATION

            (Exact Name of Registrant as specified in its Charter)


           Nevada                        0-16730                 88-0085608
-----------------------------      ---------------------     -------------------
(State or other jurisdiction        (Commission File No.        (IRS Employer
       of corporation)                                        Identification No.

400 Corporate Pointe, Suite 780
Culver City, CA                                                     90230
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code: 310-342-2800


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On October 6, 1995, the Company closed on an option agreement, dated as of October 1, 1995 (the "Option Agreement") between the Company on one hand and three unaffiliated individuals (the "Option Holders") on the other hand. Under the Option Agreement, the Option Holders paid $150,000 to the Company for the option to acquire 6.72 acres of undeveloped land in Laughlin, Nevada for $2,000,000 through April 8, 1996 (the "Option").

Under certain conditions, the Company and the Option Holders have the right to, respectively, buy back or sell back the Option. The Company has granted the Option Holders a $150,000 security interest in the land to secure the performance of the Option and has agreed to otherwise hold the land free and clear of liens except tax liens.

Also, as a part of the Option transaction, the Company issued a warrant to the Option Holders to acquire for a period of four years a total of 30,000 shares of the Company's common stock at an exercise price of $2.50 per share. The agreement calls for the Company to include these securities in a shelf registration statement which the Company is obligated to file by December 1, 1995 on behalf of other investors.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits.

        10.1 Option Agreement, incorporated by reference from Exhibit 10.3 to the Company's Form 10-K for the year ended June 30, 1995.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                        ALL-COMM MEDIA CORPORATION



Date: October 23, 1995                  By:  /s/ Martin S. McDermut
                                             --------------------------------
                                        Name:  Martin S. McDermut
                                        Title: Vice President and Chief
                                               Financial Officer